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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT


         AGREEMENT by and between California Community Bancshares, Inc. (the "Company") and Anat Bird (the "Executive") dated as of the 30th day of January, 2001.

         1. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter into the employ of the Company, subject to the terms and conditions of this Agreement for a term of three (3) years commencing March 1, 2001 and continuing until February 28, 2004. At the end of each year, this Agreement shall renew for an additional one (1) year period.

         2. TERMS OF EMPLOYMENT.

            (a) Position and Duties.

                (i) the Executive shall serve as a member of the Board of Directors of the Company and as President and Chief Executive Officer of the Company, with such authority, duties and responsibilities as are commensurate and consistent with such position;

                (ii) the Executive's services shall be performed primarily at the Company's office in Northern California;

                (iii) Executive shall devote Executive's full time, ability and attention to the business of the Company during the term of this Agreement, and shall neither directly nor indirectly render any services of a business, commercial or professional nature to any other person, firm, corporation or organization for compensation without the prior written consent of the Board of Directors of the Company (the "Board"). Notwithstanding the foregoing, the Executive shall participate in the winding down of the business of SCB Forms, Ltd. ("SCB"), a family-owned corporation which conducts meetings for bank executives. SCB has four meetings scheduled through the end of 2001, which cannot be cancelled without monetary penalty. In addition, the Executive has permission to give speeches to members of the financial services industry for which, from time to time, she may receive an honorarium.

            (b) COMPENSATION.

                (i) BASE SALARY. The Executive shall receive a base salary at an annual rate of $400,000 subject to annual review (the "Annual Base Salary"). The Annual Base Salary shall be paid in semi-monthly installments on the fifteenth (15th) and last working days of each month.

                (ii) ANNUAL BONUS. The Executive shall be eligible for an annual bonus of 100% of Annual Base Salary, as determined by the Compensation and Personnel Committee of the Board, provided that the Executive shall receive a bonus of not less than $400,000 on the first anniversary of the date hereof.

                (iii) On the date hereof, the Company shall grant the Executive a nonqualified stock option to acquire 400,000 shares of common stock of the Company (the "Option"). The Option shall have a per share exercise of $6.64 and shall vest one-third on the

                                                       Bird Employment Agreement

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date hereof and in equal one-third installments on the first two anniversaries of the date of grant, provided however, that the acceleration of exercisability of the Option shall as provided in the Placer Capital Co. 1999 Stock Option Plan and the Company's 1999 Stock Option Plan. The Option shall have a ten-year term and shall remain exercisable for the full term unless the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason.

                (iv) OTHER EMPLOYEE BENEFIT PLANS. The Executive shall be entitled to participate in all employee benefit, welfare and other plans, practices, policies and programs generally applicable to similarly situated executives of the Company as in effect from time to time.

                (v) GENERAL EXPENSES. The Company shall, upon submission and approval of written statements and bills in accordance with the then-regular procedures of the Company, pay or reimburse Executive for any and all necessary, customary and usual expenses (including entertainment) incurred by Executive while traveling for or on behalf of the Company, and any and all other necessary, customary or usual expenses incurred by Executive for or on behalf of the Company in the normal course of business, as determined to be appropriate by the Company.


         3. TERMINATION OF EMPLOYMENT.

            (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give the Executive written notice in accordance with section 10(d) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

            (b) CAUSE. The Company may terminate the Executive's employment for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean:

                (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliated companies (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company (the "Board") which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties and Executive has been given

                                      -2-              Bird Employment Agreement
sufficient time to substantially perform such duties or substantiate to the Company that she has already done so; or

                (ii) the willful engaging by the Executive in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company or any of its affiliated companies; or

                (iii) conviction of a felony or entry of a guilty or nolo contendere plea by the Executive with respect to a felony.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and its affiliated companies. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote or not less than two-thirds of the entire membership of the Board of Directors of the Company at a meeting of such Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

            (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by section 2(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                (ii) any failure by the Company to comply with any of the provisions of section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                (iii) the Company's requiring the Executive to be based at any office location outside of Northern California;

                (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

                                      -3-              Bird Employment Agreement

                (v)   any failure by the Company to comply with and satisfy
section 9(c) of this Agreement; or

                (vi) a Change in Control of the Company. "Change in Control" shall mean (a) a merger in which the Company is not the surviving corporation a majority of the capital stock of which is not owned by the majority shareholder of the Company or an affiliate thereof; (b) a transfer of all or substantially all of the assets of the Company; or (c) any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Company wherein more than fifty percent (50%) of the outstanding shares of the Company is transferred to any other partnership, limited partnership, corporation, limited liability company, trust or business entity.

            (d) NOTICE OF TERMINATION. Any termination by the Company whether for Cause or otherwise, or by the Executive for Good Reason or otherwise, shall be communicated by Notice of Termination to the other party hereto given in accordance with section 10(d) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

            (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be; (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination; (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be; and (iv) if Executive terminates her employment other than for Good Reason, the Date of Termination shall be 30 days after the date of Notice of Termination, unless Company, at its option, chooses an earlier date.

         4. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

            (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

                (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the Executive's Annual Base Salary for the balance

                                      -4-              Bird Employment Agreement
of the term plus bonus equal to the Annual Base Salary for the balance of the term to the extent not theretofore paid ("Accrued Base Salary");

                (ii) the Option shall vest and shall become immediately exercisable and shall remain exercisable until the tenth anniversary of the date of grant; and

                (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice, contract or agreement with the Company or its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

            (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Base Salary and the timely payment or provision of Other Benefits. Accrued Base Salary shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this section 4(b) shall include death benefits as in effect on the date of the Executive's death generally with respect to similarly situated executives of the Company. In addition, the Option shall vest and shall become immediately exercisable until the tenth anniversary of the date of grant.

            (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Base Salary and the timely payment or provision of Other Benefits. Accrued Base Salary for the balance of the term shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this section 4(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability benefits as in effect on the Disability Effective Date generally with respect to similarly situated executives of the Company. In addition, the Option shall vest and shall become immediately exercisable and shall remain exercisable until the tenth anniversary of the date of grant.

            (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause or the Executive terminates her employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) her Annual Base Salary through the Date of Termination and (ii) Other Benefits, in each case to the extent theretofore unpaid.

         5. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the

                                      -5-              Bird Employment Agreement

Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment.

         6. ATTORNEYS' FEES. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement) plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         7. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

            (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this section 7) (a "Payment") would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this section 7(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

            (b) Subject to the provisions of section 7(c), all determinations required to be made under this section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such certified public accounting firm reasonably acceptable to the Executive as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this section 7, shall be paid by the Company to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax; and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up

                                      -6-              Bird Employment Agreement

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Payments which will not have been made by the Company should have been made
("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to section 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

            (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                (i) give the Company any information reasonably requested by the Company relating to such claim,

                (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this section 7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such

                                      -7-              Bird Employment Agreement
advance or with respect to any imputed income with respect to such advance;
and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to section 7(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of section 7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to section 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         8. CONFIDENTIAL INFORMATION.

            (a) Executive acknowledges that in the course of her employment, Executive will have access to and gain knowledge of Propriety Information of the Company and its affiliated companies. As used herein, Propriety Information includes the following:

         (i) Customer lists, including information regarding the identity of clients and client contacts, client accounts, the business needs and preferences of clients, and information regarding business and contractual arrangements with clients. As used herein, "Customer List" is not limited to physical writings or compilations, and includes information which is contained in or reproduced from the memory of an Executive.


         (ii) Business plans, objectives and strategies, and marketing plans and information;


         (iii) Financial information and pricing information, including information regarding vendors, suppliers and others doing business with Company;

         (iv) Personnel identities and information regarding skills and compensation of various Company personnel;

         (v) Company manuals and handbooks, computer programs and data;

         (vi) Any other confidential information which gives the Company an opportunity to claim a competitive advantage or has economic value.

         During her employment with the Company, Executive will not use, copy, transmit or otherwise disclose the Company's Proprietary Information for any purpose other than for the benefit of the Company, and Executive will make all reasonable efforts to protect the confidential nature of such information. Executive will not disclose the Company's Proprietary

                                      -8-              Bird Employment Agreement

Information to anyone not entitled to such disclosure without the advance written permission of the Board.

         Upon termination of her employment, Executive will immediately deliver to the Company all of the Company's Proprietary Information. Executive will not retain any copies of the Company's Proprietary Information after termination of her employment without the express written consent of the Board.

         Executive agrees that she shall not at any time, whether during or subsequent to the term of her employment or for a period of one year thereafter, directly or indirectly or by action in concert with others, induce or influence, or seek to induce or influence, any person who is employed or engaged as an employee, agent, independent contractor, or otherwise, by the Company to terminate his or her employment or engagement with the Company.

         After termination of her employment, Executive will not use the Company's Proprietary Information for any purpose, or disclose or communicate same to any person, firm or corporation for any purpose.

         Executive further agrees that in the course of her employment Executive will not disclose to the Company, or induce the Company to use, any trade secret information belonging to any third party.

         Executive acknowledges and agrees that the Company will suffer material and irreparable damage if Executive violates her obligations under this Agreement, which damage cannot be adequately compensated by money damages, and agrees that the Company would not have an adequate remedy at law for such a violation. Therefore, Executive agrees that the Company shall be entitled, in addition to all other available remedies, to an immediate injunction to restrain any violation by Executive of the provisions of this Agreement.

         Notwithstanding anything in this Agreement to the contrary, information
(i) already in the public domain; (ii) independently developed by the Executive;
(iii) obtained from a source not subject to a confidentiality obligation to the Company or a third party; or (iv) that becomes public knowledge (other than by acts of the Executive or representatives of the Executive in violation of this Agreement), shall not be deemed to be Proprietary Information as described in this Section 8.

            (b) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this section 8.

         9. SUCCESSORS.

            (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company or any of its affiliated companies would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

         10. INDEMNIFICATION. The Company shall indemnify the Executive (and her legal representatives or other successors) to the fullest extent permitted by the laws of the State of Delaware and the State of California and its existing certificate of incorporation and bylaws, and the Executive shall be entitled to the protection of an insurance policy the Company maintains for the benefit of its directors, officers and/or employees, against all costs, charges and expenses whatsoever incurred or sustained by her (or her legal representatives or other successors) in connection with any action, suit or proceeding to which she (or her legal representatives or other successors) may be a party by reason of her being or having been a director, officer and/or employee of the Company and its affiliated companies.

         11. MISCELLANEOUS.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.

            (b) The paragraph headings in this Agreement are inserted for convenience only, and shall in no way effect the interpretation of this Agreement.

            (c) The parties expressly agree that this document constitutes the entire agreement between the parties hereto. This Agreement is executed without reliance on any promise, warranty or representation by any party, or any representative of any party, other than those, if any, expressly contained herein. It is the intent of this Agreement to constitute an integration of the entire Agreement between the parties, superseding all the previous negotiations, promises, covenants, agreements and representations. Each party understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be permitted to offer or introduce any evidence concerning any collateral or oral agreements between the parties.

This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                     -10-              Bird Employment Agreement

                  IF TO THE EXECUTIVE:

                  Anat Bird
                  5142 Westbury Circle
                  Granite Bay, CA 95746
                  Telephone: (916) 797-8583
                  Fax: (916) 797-2169

                  IF TO THE COMPANY:

                  California Community Bancshares, Inc.
                  One Maritime Plaza, Suite 825
                  San Francisco, CA  94111
                  Attention:  Chairman of the Board
                  Telephone: (415) 434-1236
                  Fax: (415) 434-9918


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

            (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (e) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (f) The Executive's or the Company's failure to insist upon strict compliance with any provisions of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including without limitation, the right of the Executive to terminate employment for Good Reason pursuant to section 3(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         12. ARBITRATION. In the event of any dispute, claim or controversy between the Executive and the Company (or its directors, officers, employees or agents) arising out of this Agreement or the Executive's employment with the Company, both parties agree to submit such dispute, claim or controversy to final and binding arbitration before the American Arbitration Association in accordance with the Employment Rules of the American Arbitration Association. The claims governed by this arbitration provision include, but are not limited to, claims for breach of contract, civil torts and employment discrimination such as violation of the Fair Employment and Housing Act, Title VII of the Civil Rights Act, Age Discrimination in Employment Act, as modified by the Older Worker's Protection Act and other employment laws.

             (a) The arbitration shall be conducted by a single arbitrator selected either by mutual agreement of the Executive and the Company or, if they cannot agree, from an odd-numbered list of experienced employment law arbitrators provided by the American Arbitration Association. Each party shall strike one arbitrator from the list alternately until only one arbitrator remains.

             (b) Each party shall have the right to conduct reasonable discovery, as determined by the arbitrator.

             (c) The arbitrator shall have all powers conferred by law and a judgment may be entered on the award by a court of law having jurisdiction. The arbitrator shall render a written arbitration award that contains the essential findings and conclusions on which the award is based. The award and judgment shall be binding and final on both parties.

             (d) The Company will pay the arbitrator's fees and costs as well as any AAA administrative fees. The parties shall each pay the fees of their own attorneys and the expenses of their own witnesses.

             (e) This agreement to arbitrate shall continue during the term of employment and thereafter regarding any employment-related disputes.

             (f) The Executive and the Company understand that by signing this Agreement, they give up their right to a civil trial and their right to a trial by jury.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board of Directors of the Company, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                     CALIFORNIA COMMUNITY BANCSHARES, INC.


                                     By:      /s/ Ronald W. Bachli
                                              ----------------------------------
                                              Name:  Ronald W. Bachli
                                              Title:  Chief Executive Officer

                                              /s/ Anat Bird
                                              ----------------------------------
                                              Anat Bird